UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On March 30, 2012, Verisk Analytics, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that the Company completed its acquisition of MediConnect Global, Inc. (“MediConnect”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated March 23, 2012 by and among the Company, its wholly-owned indirect subsidiary MI6 Acquisition, Inc. (“Merger Sub”), MediConnect and MCG Securityholders Representative, LLC, as the securityholders’ representative.

Item 9.01(a) and (b) of the Current Report on Form 8-K dated March 30, 2012 did not include the historical financial statements of MediConnect or the unaudited pro forma information of the Company and instead contained an undertaking to subsequently file the historical financial statements of MediConnect and furnish the unaudited consolidated pro forma information of the Company. The Company hereby amends Item 9.01 of its Current Report on Form 8-K filed on March 30, 2012 to include the historical financial statements of MediConnect and certain unaudited pro forma financial information giving effect to the acquisition of MediConnect by the Company.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements of MediConnect Global, Inc. are filed as exhibits hereto:

99.1	Audited consolidated financial statements of MediConnect Global, Inc. for the years ended March 31, 2011 and 2010

99.2	Unaudited reviewed consolidated financial statements of MediConnect Global, Inc. for the period ended December 31, 2011

(b)	Pro Forma Financial Information

The following pro forma financial information of Verisk Analytics, Inc. giving effect to its acquisition of MediConnect Global, Inc. is furnished as an exhibit hereto:

99.3	Unaudited pro forma condensed consolidated financial statements of Verisk Analytics, Inc. for the year ended December 31, 2011

(d)	Exhibits

Exhibit No.	Description
23.1	Consent of Independent Auditors dated May 31, 2012

99.1	Audited consolidated financial statements of MediConnect Global, Inc. for the years ended March 31, 2011 and 2010

99.2	Unaudited reviewed consolidated financial statements of MediConnect Global, Inc. for the period ended December 31, 2011

99.3	Unaudited pro forma condensed consolidated financial statements of Verisk Analytics, Inc. for the year ended December 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: May 31, 2012	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President,
General Counsel and Corporate Secretary